Gentex Corporation Declares 100% Stock Dividend and Announces Share Repurchases of $20 Million

ZEELAND, MI -- (MarketWired – December 5, 2014) - Gentex Corporation (NASDAQ: GNTX), the Zeeland, Michigan-based manufacturer of automotive automatic-dimming rearview mirrors, automotive electronics, dimmable aircraft windows and fire protection products today announced a two-for-one stock split effected in the form of a 100 percent common stock dividend entitling each shareholder of record to receive one additional share of common stock for each outstanding share of the Company's common stock, par value $0.06 per share. This stock dividend will be issued on December 31, 2014, to shareholders of record at the close of business on December 17, 2014. "We are excited about the Company’s financial performance over the last two years including the growth in revenue and gross margin improvement and the Board of Directors’ approval of this stock dividend is indicative of our confidence in the Company's expected prospects over the long term," said Fred Bauer, Gentex Chief Executive Officer. "There continues to be significant opportunities for growth in our core auto-dimming mirror business, as only an estimated 25 percent of the world's light vehicles were equipped with an interior auto-dimming mirror and only 7 percent of such vehicles were equipped with an outside auto dimming mirror in calendar year 2014. Additionally, the Company continues to invest in other electronic features including our proprietary camera systems and HomeLink® products that offer additional growth opportunities for the Company,” continued Bauer.
Any shareholder who owns Gentex shares as of the close of business on the record date will receive one additional share of common stock for each share of common stock owned. If shares are purchased between the record date and the payment date, the purchaser will be entitled to receive an amount of dividend shares equal to the shares purchased. If shares are sold before the close of business on the record date or between the record date and the payment date, you will not be entitled to receive the stock dividend. Shareholders can check with their broker to determine their eligibility for this stock dividend as well. Shareholders should not discard existing stock certificates. Certificates for the new shares will be mailed after January 5, 2015, and should be retained with other stock certificates or, alternatively, new shares may be reflected in book-entry form with the Company's transfer agent, American Stock Transfer & Trust Company, LLC. The accounts of "street name" shareholders (those who hold their stock in a brokerage account) will be credited with the new shares on January 8, 2015. The Company's recently announced quarterly cash dividend of $.16 (sixteen cents) per share payable on January 20, 2015, to shareholders of record at the close of business on January 7, 2015, will now be $.08 (eight cents) to reflect the above-described stock dividend.
In addition, the Company announced that it has repurchased approximately 547,175 shares of its common stock during the current quarter for approximately $20 million, from the beginning of such quarter, through the date of the release.
Safe Harbor for Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The statements contained in this communication that are not purely historical are forward-looking statements. Forward-looking statements give the Company's current expectations or forecasts of future events. These forward-looking statements generally can be identified by the use of words such as "anticipate", "believe", "could", "estimate", "expect", "forecast", "goal", "hope", "may", "plan", "project", "will", and variations of such words and similar expressions. Such statements are subject to risks and uncertainties that are often difficult to predict and beyond the Company's control, and could cause the Company's results to differ materially from those described. These risks and uncertainties include, without limitation: changes in general industry or regional market conditions; changes in consumer and customer preferences for our products; our ability to be awarded new business; continued uncertainty in pricing negotiations with customers; loss of business from increased competition; customer bankruptcies or divestiture of customer brands; fluctuation in vehicle production schedules; changes in product mix; raw material shortages; higher raw material, fuel, energy and other costs; unfavorable fluctuations in currencies or interest rates in the regions in which we operate; costs or difficulties related to the integration of any new or acquired technologies and businesses; changes in regulatory conditions; warranty and recall claims and other litigation and customer reactions thereto; possible adverse results of pending or future litigation or infringement claims; negative impact of any governmental investigations and associated litigations including securities litigations relating to the conduct of our business; integration of the newly acquired HomeLink business operations; retention of the newly acquired customers of the HomeLink business; and expansion of product offerings including those incorporating HomeLink technology. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law or the rules of the Nasdaq Global Select Market. Accordingly, any forward-looking statement should be read in conjunction with the additional information about risks and uncertainties identified under the heading "Risk Factors" in the Company's latest Form 10-K and Form 10-Q filed with the SEC.
About The Company
Founded in 1974, Gentex Corporation (NASDAQ: GNTX) is a supplier of automotive automatic-dimming rearview mirrors, automotive electronics, dimmable aircraft windows and fire protection products to the fire protection market. Visit the Company's web site at www.gentex.com.

Contact Information:
Investor & Media Contact
Gentex
616-772-1590 x5814